Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Newtown Lane Marketing, Incorporated (the "Company") for the quarter ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Richard Cohen, as Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

1. The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


      Dated: July 17, 2007            By: /s/ Richard Cohen
                                          -----------------
                                      Richard Cohen, Chief Executive Officer and
                                        Chief Financial Officer